NOTICE OF GRANT
On December ___, 202__ (the Grant Date), T. Rowe Price Group, Inc. (Price Group) granted you the above listed restricted stock units pertaining to Price Group common stock (the Stock Units) as a service-based restricted stock units award under the T. Rowe Price Group, Inc. 2020 Long-Term Incentive Plan (the “2020 Long-Term Incentive Plan”). The closing price of Price Group common stock on the Grant Date was __________ USD per share. The Stock Units, upon vesting, convert to shares of Price Group common stock, as described in the 2020 Long-Term Incentive Plan regarding Awards of Restricted Stock Units which sets forth the terms and conditions of this grant. The terms of your Restricted Stock Unit Award are governed by this Notice of Grant and the 2020 Long-Term Incentive Plan, which together constitute your Award Agreement. Unless otherwise provided in this Notice of Grant, the terms of the 2020 Long-Term Incentive Plan and any determinations or resolutions of the Board or the Administrator, or its designee, shall govern and control your Award. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Plan and the determinations or resolutions.
Your participation in our stock-based compensation program recognizes that you play a key role in the long-term success of Price Group and affords you the opportunity to participate alongside our other stockholders in that success.
Vesting Schedule:
Except as otherwise provided in the 2020 Long-Term Incentive Plan, so long as your Service with Price Group and/or its affiliates is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur and provided that you comply with the terms of the Award Agreement, the Stock Units will become vested and will be converted to shares of Price Group common stock in installments on the vesting dates set forth in the vesting schedule below.
[VESTING SCHEDULE]
Dividend Equivalents:
You shall not have any rights as a stockholder until your Stock Units vest and you are issued shares of Price Group common stock in cancellation of the vested Stock Units. If Price Group declares a dividend, you will receive a Dividend Equivalent payment in cash equal to the actual dividend per share of Price Group common stock that is declared multiplied by the number of unvested Stock Units.
The 2020 Long-Term Incentive Plan describes additional circumstances under which you may earn the Stock Units.
Extended Notice Periods, and Restrictive Covenants:
The granting of this award is conditioned on your agreeing to, and complying with, the restrictions set out separately in the addendum to your employment contract dated [DATE], issued by your Price Group employing entity (“Local Addendum”). In order to earn and become entitled to receive shares of Price Group common stock pursuant to the terms of the 2020 Long-Term Incentive Plan, you must comply with the restrictions contained in the Local Addendum without regard to whether or not any Award granted under this Notice of Grant has been forfeited, paid, delivered, or repaid, at any time, including at the time of the termination of your Service with Price Group.
Enforcement:
Remedies for breach of the terms of the Local Addendum. If you breach the terms of the Local Addendum or otherwise breach any of the agreements or covenants set forth in this Notice of Grant you agree that in addition to any other provisions that are enforceable against you or remedies available to Price Group under the terms of the 2020 Long-Term Incentive Plan Price Group, all unvested Stock Units then held by you will be immediately forfeited for no consideration.
Recoupment
As provided in Section 16(h) of the 2020 Long-Term Incentive Plan this Award is subject to any compensation recoupment policy adopted by the Board or the Administrator prior to or after the effective date of the 2020 Long-Term Incentive Plan, and as such policy may be amended from time to time after its adoption.
Signature
Your acceptance of this Notice of Grant, such acceptance to be in whatever form as may be required by or acceptable to Price Group, including, but not limited to by your signature, whether in wet or electronic form, includes (i) your acceptance of and agreement to be bound by the 2020 Long-Term Incentive Plan, and (ii) your acceptance of and agreement to comply with the terms of the Local Addendum without regard to whether or not any Award granted under this Notice of Grant has been forfeited, paid, delivered, or repaid, at any time, including at the time of the termination of your Service with Price Group. Your failure to affirmatively accept this grant will result in the cancelation of the Award documented in this Notice of Grant.

This restricted stock unit grant does not constitute an employment contract. It does not guarantee employment for the length of the vesting period or for any portion thereof.

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